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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47259, 333-68255, 333-77051) of Tier
Technologies, Inc. of our report dated May 26, 2000, relating to the combined 1999 financial statements of The SCA Group, Inc. and Harris Chapman & Company and of our report dated June 30, 2000, relating to the combined 1998 financial statements of the SCA Group, Inc. and Harris Chapman & Company, which appears in the Current Report on Form 8-K/A of Tier Technologies, Inc. dated July 19, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
July 19, 2000